UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2019

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, the compensation committee of our board of directors set the performance criteria and goals for, and the target and maximum amounts payable under, performance awards granted to our executive officers for fiscal 2019 under our cash incentive plan. These performance awards are payable in cash and only to the extent certain performance goals specified by our compensation committee are achieved in fiscal 2019.

For Paul Maleh, our president and chief executive officer, Chad Holmes, our chief financial officer, executive vice president and treasurer, and Jonathan Yellin, our general counsel and executive vice president, the target amounts payable under these performance awards are tied to the achievement of performance goals related to our fiscal 2019 non-GAAP net revenue and “Performance Compensation EBITDA” (as further described below), and to the executive officer’s individual performance, as follows:

Executive Officer	Non-GAAP Net Revenue	Performance Compensation EBITDA	Individual Performance
Mr. Maleh	35%	35%	30%
Mr. Holmes	25%	25%	50%
Mr. Yellin	15%	15%	70%

For purposes of these performance awards, our Performance Compensation EBITDA will be calculated from EBITDA by excluding share-based compensation, amortization of forgivable loans, and other (income) expense, net. Our non-GAAP net revenue and Performance Compensation EBITDA will exclude the impact of our GNU123 Liquidating Corporation subsidiary, any acquisition, any discontinued operations, any extraordinary or special items approved by our compensation committee, and any other items that would have resulted in non-GAAP adjustments to the financial results as reported in our earnings releases consistent with our practice prior to fiscal 2019.

The target and maximum amounts payable to our executive officers under these performance awards are set forth below, and these awards remain subject to the discretion of our compensation committee to reduce or eliminate the amount actually paid under the award, regardless of the actual performance achieved.

Executive Officer	Target	Maximum
Mr. Maleh	$900,000	$1,638,000
Mr. Holmes	$350,000	$595,000
Mr. Yellin	$300,000	$474,000

In addition, on March 28, 2019, our compensation committee determined the annual base salaries of, and the target value for awards to be granted under our long-term incentive plan (LTIP) to, our executive officers in fiscal 2019:

Executive Officer	Base Salary	Target LTIP Award Value
Mr. Maleh	$785,000	$1,425,000
Mr. Holmes	$400,000	$350,000
Mr. Yellin	$400,000	$225,000

Our compensation committee retains the discretion to decide the actual value, timing and terms of these LTIP awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: April 2, 2019	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President and Treasurer